                                                                    EXHIBIT 4.15

                          REGISTRATION RIGHTS AGREEMENT

            This Registration Rights Agreement (the "Agreement") is executed as of the 8th day of November, 2004 by BioNumerik Pharmaceuticals, Inc., a Texas corporation (the "Company"), and Takeda Pharmaceuticals Company Limited, a Japanese corporation ("Takeda") to take effect upon the Effective Date (as defined herein).

                              W I T N E S S E T H:

            WHEREAS, in accordance with the terms of the Alliance Agreement, Takeda (i) is acquiring shares of Series I Convertible Preferred Stock and Series J Convertible Preferred Stock, which, subject to certain conditions, may be converted into shares of the Company's Common Stock, and (ii) expects to purchase from time to time shares of the Company's Common Stock, in each case with the understanding that the Company is granting certain registration rights to Takeda.

            NOW, THEREFORE, the Company grants the registration rights contained herein to Takeda, subject to the terms and conditions contained herein:

            1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

            (a) "Alliance Agreement" means that certain License and Development Alliance Agreement, dated October 5, 2004, by and between the Company and Takeda.

            (b) "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

            (c) "Common Stock" means the Common Stock, par value $.01 per share, of the Company.

            (d) "Conversion Shares" means the shares of Common Stock issued and issuable upon conversion of the Convertible Preferred Stock issued to Takeda.

            (e) "Convertible Preferred Stock" means, collectively or where no distinction is intended, the Company's Series I Convertible Preferred Stock and Series J Convertible Preferred Stock, issued by the Company to Takeda.

            (f) "Effective Date" means the "Effective Date" as defined in the Alliance Agreement which will be the next business day after which the following have occurred: (1) either (a) the expiration or earlier termination of any notice and waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act") or (b) the approval of the transactions contemplated in the Alliance Agreement under the HSR Act, unless an HSR Act filing is deemed unnecessary by Takeda at its sole discretion, and (2) Company's obtaining any necessary approvals by Company's shareholders of the issuance of the Convertible

      Preferred Stock, the Conversion Shares, the R&D Shares and the execution of the Registration Rights Agreement with respect to the Convertible Preferred Stock, the Common Shares and the R&D Shares.

            (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

            (h) "Holders" means Takeda and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 2.10 hereof.

            (i) "Initiating Holders" means any Holder or Holders who in the aggregate hold more than fifty percent (50%) of the then-outstanding Registrable Securities.

            (j) "R&D Shares" means the shares of Common Stock purchased by Takeda in connection with its obligations to fund research and development by the Company pursuant to the Alliance Agreement.

            (k) "Registrable Securities" means (i) the Conversion Shares, (ii) the R&D Shares, and (iii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the Conversion Shares, the R&D Shares or the Convertible Preferred Stock issued to Takeda; provided, however, that Registrable Securities shall not include any shares of Common Stock which have previously been registered or which have been sold pursuant to Rule 144.

                  The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

            (l) "Rule 144" means Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

            (m) "Series A Persons" means those persons entitled to registration rights pursuant to Section 10 of the Preferred Stock Purchase Agreement dated February 19, 1993 between BioNumerik Pharmaceuticals, Inc., a Delaware corporation and predecessor by merger to the Company ("BioNumerik Delaware"), and certain purchasers of its securities, as amended.

            (n) "Series B Persons" means those persons entitled to registration rights pursuant to that certain Registration Rights Agreement (the "Series B Registration Rights Agreement") dated as of August 8, 1994 and relating to registration rights granted by BioNumerik Delaware to purchasers of its Series B Convertible Preferred Stock.

            (o) "Series C Persons" means those persons entitled to registration rights pursuant to that certain Registration Rights Agreement (the "Series C Registration Rights

      Agreement") dated as of August 24, 1995 and relating to registration rights granted by the Company to purchasers of its Series C Convertible Preferred Stock.

            (p) "Series D Persons" means those persons entitled to registration rights pursuant to that certain Registration Rights Agreement (the "Series D Registration Rights Agreement") dated as of July 10, 1996 and relating to registration rights granted by the Company to purchasers of its Series D Convertible Preferred Stock.

            (q) "Series E Persons" means those persons entitled to registration rights pursuant to that certain Registration Rights Agreement (the "Series E Registration Rights Agreement") dated as of January 21, 1998 and relating to registration rights granted by the Company to purchasers of its Series E Convertible Preferred Stock.

            (r) "Series F Persons" means (i) those persons entitled to registration rights pursuant to that certain Registration Rights Agreement (the "Grelan Series F Registration Rights Agreement") dated as of October 28, 1999 between the Company and Grelan Pharmaceutical Co., Ltd. ("Grelan"), and (ii) those persons other than Grelan who are entitled to registration rights pursuant to that certain Registration Rights Agreement (the "Series F Registration Rights Agreement") dated as of March 14, 2000 and relating to registration rights granted by the Company to purchasers of its Series F Convertible Preferred Stock.

            (s) "Series G Persons" means those persons entitled to registration rights pursuant to that certain Registration Rights Agreement (the "Grelan Series G Registration Rights Agreement") dated as of October 3, 2000 between the Company and Grelan.

            (t) "Series H Persons" means those persons entitled to registration rights pursuant to that certain Registration Rights Agreement (the "Series H Registration Rights Agreement") dated as of December 2, 2003 and relating to registration rights granted by the Company to purchasers of its Series H Convertible Preferred Stock.

            (u) "Series I Convertible Preferred Stock" means the Company's Series I Convertible Preferred Stock, par value $0.01 per share.

            (v) "Series J Convertible Preferred Stock" means the Company's Series J Convertible Preferred Stock, par value $0.01 per share.

            (w) "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  For purposes of the definitions of "Holder" and "Initiating Holders" above, holders of Convertible Preferred Stock shall be deemed to be the holders of Registrable Securities issuable upon conversion thereof; and for the purpose of calculating any percentage of Registrable Securities, the calculation shall be made as if the Convertible Preferred Stock had been fully converted.

            2. REGISTRATION OF REGISTRABLE SECURITIES.

            2.1 Registration on Request.

            (a) Request. Subject to the limitations provided herein, commencing on December 31, 2005, or on the first anniversary of the effective date of the Company's first registration statement under the Securities Act, whichever shall first occur, until December 31, 2012, upon the written request (specifying that it is being made pursuant to this Section 2.1) of the Initiating Holders, requesting that the Company effect the registration under the Securities Act of at least fifty percent (50%) of the then-outstanding Registrable Securities, and specifying (x) the intended method of disposition thereof, (y) whether or not such requested registration is to be an underwritten offering, and (z) the price range (net of underwriting discounts and commissions) acceptable to such Holder or Holders to be received for such Registrable Securities, the Company will within 10 business days after the Company receives such written request give written notice of such requested registration to all other Holders of Registrable Securities and thereupon the Company will use reasonable efforts to effect the registration under the Securities Act of:

                  (i) the Registrable Securities which the Company has been so requested to register by such Initiating Holders, and

                  (ii) all other Registrable Securities which the Company has been requested to register by the other Holders thereof by written request given to the Company within 15 days after the giving of such written notice by the Company (which request shall specify the same information called for by the original request to effect registration described above), all to the extent requisite to permit the disposition (in accordance with Section 2.1(b) hereof) of the Registrable Securities so to be registered.

            (b) Method of Distribution. The Holders of 51% of the Registrable Securities to be included in such registration statement shall determine the method of distribution of the Registrable Securities so included; provided, however, that if no agreement of Holders of 51% or more of the Registrable Securities to be included in such registration statement is obtained, then if Holders of more than 30% of the Registrable Securities to be included in such registration statement request an underwritten public offering, an underwritten public offering shall be the method of distribution with other methods permitted to the extent the managing underwriter for such offering, in its sole discretion, agrees to other methods of distribution being covered by such registration statement.

            (c) Registration of Other Securities. Whenever the Company shall effect a registration pursuant to this Section 2.1 in connection with an underwritten offering, no securities other than Registrable Securities shall be included among the securities covered by such registration unless
      (i) the managing underwriter of such offering shall have advised each Holder of Registrable Securities to be covered by such registration in writing that the inclusion of such other securities would not adversely affect such offering or (ii) the Holders of more than 51% or more of all Registrable Securities to be covered by such registration shall have consented in writing to the inclusion of such other securities;

      provided, however, that the rights of Holders hereunder shall be subject to (A) the prior right of Series A Persons requesting registration (whether pursuant to "demand" or "piggyback" registration rights) to include all of the securities requested to be registered by such Series A Persons in such registration, and (B) the concurrent right of Series B Persons, Series C Persons, Series D Persons, Series E Persons, Series F Persons, Series G Persons, Series H Persons, and persons holding securities obtained through the exercise of warrants issued to certain placement agents and finders in connection with the sale of the Company's Series E Convertible Preferred Stock (the "Series E Warrant Purchasers") requesting registration pursuant to the registration rights granted by the Company to such Series B Persons, Series C Persons, Series D Persons, Series E Persons, Series F Persons, Series G Persons, Series H Persons, and Series E Warrant Purchasers (whether pursuant to "demand" or "piggyback" registration rights) to include securities in such registration on a pro rata basis with the Registrable Securities of Holders to be included in such registration, so that the relative proportion of the amount of securities held by Series B Persons, Series C Persons, Series D Persons, Series E Persons, Series F Persons, Series G Persons, Series H Persons, Series E Warrant Purchasers and Holders that are actually included in such registration is the same as the relative proportion of the total amount of securities held by Series B Persons, Series C Persons, Series D Persons, Series E Persons, Series F Persons, Series G Persons, Series H Persons, Series E Warrant Purchasers and Holders that are requested to be included in such registration pursuant to the registration rights granted by the Company to such Series B Persons, Series C Persons, Series D Persons, Series E Persons, Series F Persons, Series G Persons, Series H Persons, Series E Warrant Purchasers or Holders, as the case may be; provided, however, that the rights of Takeda as a Holder hereunder shall, to the extent determined by Takeda to be appropriate for sales by Takeda pursuant to Section 8.4(e) of the Alliance Agreement, be a prior right of Takeda to such extent (whether pursuant to "demand" or "piggyback" registration rights) and in preference to the registration rights of other Holders and Series A Persons, Series B Persons, Series C Persons, Series D Persons, Series E Persons, Series F Persons, Series G Persons, Series H Persons and Series E Warrant Purchasers to include Registrable Securities requested by Takeda to be registered in such registration to the extent of 50% of the total number of shares to be registered for the account of selling shareholders (and in place of the rights Takeda would otherwise have to participate in registration rights as to the remaining 50% balance of shares to be registered for the account of selling shareholders, except to the extent other selling shareholders do not request registration as to such remaining balance).

            (d) Registration Statement Form. Registrations under this Section
      2.1 shall be on such appropriate registration form of the Commission (i) as shall be selected by the Company, and (ii) as shall permit the disposition of such Registrable Securities in accordance with the method or methods of disposition selected pursuant to Section 2.1(b) hereof.

            (e) Expenses. Except as otherwise provided in this Section 2.1(e) or in Section 2.1(i), the Company shall bear all expenses incurred in connection with two effective registrations pursuant to Section 2.1 hereof and each registration pursuant to Section 2.2 hereof (excluding in each case underwriting discounts and commissions applicable to Registrable Securities), including, without limitation, in each case: (i) all registration, filing and National Association of Securities Dealers fees; (ii) all fees and expenses of complying with securities or blue sky laws; (iii) all word processing, duplicating and printing expenses, messenger, delivery and shipping expenses; (iv) the fees and disbursements of the accountants and counsel for the Company, including the expenses of any special audits or "cold comfort" letters or opinions required by or incident to such registrations; (v) the fees and disbursements of the accountants and counsel for the Company for services rendered in connection with inclusion of Registrable Securities in the registration; provided, however, that if the accountants or the counsel for the Company refuse or decline to undertake such representation because of an actual or perceived conflict of interest or otherwise, then the Company shall bear the reasonable fees and disbursements of one firm of counsel and one firm of accountants (as appropriate) retained by the Holders of such Registrable Securities; (vi) premiums and other costs of policies of insurance maintained for the benefit of the Company against liabilities arising out of the public offering of the Registrable Securities; (vii) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions, if any. In all cases, each Holder of Registrable Securities shall pay the underwriting discounts and commissions applicable to the securities sold by such Holder.

            (f) Effective Registration Statement. The Company's obligation to effect a registration requested pursuant to this Section 2.1 shall not be deemed to have been fulfilled (i) unless a registration statement with respect thereto has become effective (unless a substantial cause of the failure of such registration statement to become effective shall be attributable to one or more Holders of Registrable Securities whose securities were to have been included in such registration statement),
      (ii) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason, resulting in a failure to consummate the offering of Registrable Securities offered thereby, (iii) if after a registration statement with respect thereto has become effective, the offering of Registrable Securities offered thereby is not consummated due to factors beyond the control of the Holders of such Registrable Securities, including without limitation in the context of a proposed firm commitment underwriting, the fact that the underwriters have advised the Holders of such Registrable Securities that such Registrable Securities cannot be sold at a net price equal to or above the net price specified in the notice to the Company at the time of the request, or (iv) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied (unless a substantial cause of such conditions to closing not being satisfied shall be attributable to one or more Holders of Registrable Securities whose Registrable Securities were included in such registration statement).

            (g) Selection of Underwriters. If a requested registration pursuant to this Section 2.1 involves an underwritten offering, the underwriter or underwriters thereof shall be selected by the Company with the approval of the Holders of at least 50% of the Registrable Securities to be so registered, which approval will not be unreasonably withheld.

            (h) Priority in Requested Registrations. If a requested registration pursuant to this Section 2.1 involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy to each Holder requesting registration) that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range acceptable to the Holders of more than 50% of the Registrable Securities requested to be included in such registration, then the Registrable Securities requested to be registered pursuant to this Section 2.1 shall be reduced to the number of Registrable Securities which the Company is so advised can be sold in (or during the time of) such offering by decreasing the Registrable Securities requested to be registered (pro rata among the Holders requesting such registration on the basis of the percentage of the Registrable Securities held by such Holder immediately prior to the filing of the registration statement with respect to such registration). Nothing in this Section 2.1(h) shall affect (i) the rights of Series A Persons requesting registration to include all of the securities requested to be registered by such Series A Persons in such registration without reduction prior to the inclusion of any Registrable Securities requested to be registered hereunder, or (ii) the rights of Series B Persons, Series C Persons, Series D Persons, Series E Persons, Series F Persons, Series G Persons, Series H Persons and Series E Warrant Purchasers requesting registration to include securities in such registration on a pro rata basis with the Registrable Securities of Holders hereunder in the same manner as described in Section 2.1(c) hereof; provided, however, that the rights of Takeda as a Holder hereunder shall, to the extent determined by Takeda to be appropriate for sales by Takeda pursuant to Section 8.4(e) of the Alliance Agreement, be a prior right of Takeda to such extent (whether pursuant to "demand" or "piggyback" registration rights) and in preference to the registration rights of other Holders and Series A Persons, Series B Persons, Series C Persons, Series D Persons, Series E Persons, Series F Persons, Series G Persons, Series H Persons and Series E Warrant Purchasers to include Registrable Securities requested by Takeda to be registered in such registration to the extent of 50% of the total number of shares to be registered for the participate in registration rights as to the remaining 50% balance of shares to be registered for the account of selling shareholders, except to the extent other selling shareholders do not request registration as to such remaining balance).

            (i) Form S-3. Notwithstanding the other provisions of this Section 2.1, commencing on the first anniversary of the Effective Date of the Company's first registration statement under the Securities Act until December 31, 2012, the Company shall be required upon the written request of Holder(s) by this Section 2.1 to effect, and bear all expenses (as determined pursuant to Section 2.1(e) hereof) incurred in connection with, up to two registrations on Form S-3 (or any successor similar form) of Registrable Securities during such period, provided that the Registrable Securities to be registered thereon are expected to have an aggregate disposition price (before deductions for underwriting discounts and commissions) of at least $2,000,000.

            (j) During the time period specified in Section 2.1(a), the Company shall be required, upon the written request of Holder(s) in accordance with this Section 2.1 and subject to the other provisions contained in this Section 2.1 to effect, and bear all expenses (as determined pursuant to Section 2.1(e) hereof) incurred in connection with, up to two registrations pursuant to this Section 2.1 (other than registrations on Form S-3 or any successor similar form). Notwithstanding anything to the contrary contained herein, no Holder shall have the right to request registration of Registrable Securities pursuant to this Section 2.1 or to include Registrable Securities in an incidental registration pursuant to Section
      2.2 with respect to any Registrable Securities that such Holder is eligible to sell under Rule 144 of the Securities Act without any volume limitations. In addition, the Company shall not be obligated to prepare and file any other registration statement pursuant to this Section 2.1 within 180 days of the consummation of an underwritten public offering of Common Stock pursuant to a registration statement filed under the Securities Act.

            2.2 Incidental Registration.

            (a) Right to Include Registrable Securities. If the Company at any time after the first anniversary of the Effective Date and prior to December 31, 2012 proposes to register any of its securities under the Securities Act (other than by a registration on Form S-8, S-4 or any successor similar forms or any other form not available for registering the Registrable Securities for sale to the public and other than pursuant to Section 2.1 hereof), whether or not for sale for its own account, it will each such time, at least 15 days prior to filing the registration statement, give written notice to all Holders of Registrable Securities of its intention to do so. Upon the written request of Holders of an aggregate of at least 25,000 shares (appropriately adjusted for subdivisions and combinations of shares of Common Stock and dividends on Common Stock payable in shares of Common Stock hereafter) of Registrable Securities, made within 15 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by each such Holder and the intended method of disposition thereof), the Company will use reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders of such Registrable Securities, to the extent requisite to permit the disposition (determined pursuant to the provisions of Section 2.1(b) hereof) of the Registrable Securities so to be registered, provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay expenses in accordance with Section 2.1(e) hereof), without prejudice, however, to the rights of any Holder or Holders of Registrable Securities entitled to do so to request that such registration be effected as a registration under Section 2.1 hereof, and
      (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities being registered pursuant to this Section 2.2(a), for the same period as the delay in registering such other securities. No registration effected under this
      Section 2.2 shall relieve the Company of its obligation to effect any registration upon request under Section 2.1 hereof.

            (b) Priority in Incidental Registrations. If (i) a registration pursuant to this Section 2.2 involves an underwritten offering of the securities so being registered, whether or not for sale for the account of the Company, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing, whether or not the Registrable Securities so requested to be registered for sale for the account of Holders of Registrable Securities are also to be included in such underwritten offering, and (ii) the managing underwriter of such underwritten offering shall inform the Company and the Holders of the Registrable Securities requesting such registration by letter of its belief that the number of securities requested to be included in such registration exceeds the number which can be sold in (or during the time of) such offering, then the Company may include in such offering all securities proposed by the Company to be sold for its own account and may decrease the number of Registrable Securities and other securities of the Company that persons have requested to be included in such registration by
      (a) first decreasing the securities requested to be included in such registration other than Registrable Securities (pro rata among the persons requesting such registration on the basis of the number of shares of such securities held by such person immediately prior to the filing of the registration statement with respect to such registration) and (b) then, to the extent necessary, decreasing the Registrable Securities requested to be registered (pro rata among the Holders requesting such registration on the basis of the percentage of the Registrable Securities held by such Holders immediately prior to the filing of the registration statement with respect to such registration); provided, however, that the rights of Holders hereunder shall be subject to (i) the right of the Series A Persons requesting inclusion of securities in such registration to include all of the securities requested to be registered by such Series A Persons in such registration without reduction prior to the inclusion of any Registrable Securities requested to be included in such registration pursuant to this Section 2.2., and (ii) the rights of Series B Persons, Series C Persons, series D Persons, Series E Persons, Series F Persons, Series G Persons, Series H Persons and Series E Warrant Purchasers requesting registration to include securities in such registration on a pro rata basis with the Registrable Securities of Holders hereunder in the same manner as described in Section 2.1(c) hereof; provided, however, that the rights of Takeda as a Holder hereunder shall, to the extent determined by Takeda to be appropriate for sales by Takeda pursuant to Section 8.4(e) of the Alliance Agreement, be a prior right of Takeda to such extent (whether pursuant to "demand" or "piggyback" registration rights) and in preference to the registration rights of other Holders and Series A Persons, Series B Persons, Series D Persons, Series E Persons, Series F Persons, Series G Persons, Series H Persons and Series E Warrant Purchasers to include all of the Registrable Securities requested by Takeda to be registered in such registration in such registration to the extent of 50% of the total number of shares to be registered for the account of selling shareholders (and in place of the rights Takeda would otherwise have to participate in registration rights as to the remaining 50% balance of shares to be registered for the account of selling shareholders, except to the extent other selling shareholders do not request registration as to such remaining balance).

            2.3 Registration Procedures. If and whenever the Company is required to use reasonable efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2.1 and 2.2 hereof, the Company will, subject to the limitations provided herein, as expeditiously as possible:

            (a) prepare and (as soon thereafter as possible or in any event no later than 60 days after the end of the period within which requests for registration may be given to the Company or such longer period as the Company shall in good faith require to produce the financial statements required in connection with such registration) file with the Commission the requisite registration statement to effect such registration and thereafter use reasonable efforts to cause such registration statement to become effective, provided that the Company may discontinue any registration of its securities which are not Registrable Securities (and, under the circumstances specified in Section 2.2(a) hereof, its securities which are Registrable Securities) at any time prior to the effective date of the registration statement relating thereto;

            (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided, however, that the Company shall not in any event be required to keep the registration statement effective for a period of more than three months after such registration statement becomes effective;

            (c) furnish to each seller of Registrable Securities covered by such registration statement such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, and such other documents, as such seller may reasonably request;

            (d) use reasonable efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller thereof shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect (provided, however, that the Company shall not in any event be required to keep such registration or qualification in effect for a period of more than three months after such registration or qualification becomes effective), and take any other action which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (d) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

            (e) use reasonable efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other United States federal or state governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

            (f) furnish to each seller of Registrable Securities a copy, or, upon request, a signed counterpart, addressed to such seller (and the underwriters, if any) of

                  (i) an opinion of counsel for the Company, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), and

                  (ii) a "comfort" letter addressed to the underwriters, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have audited the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities and, in the case of the accountants' letter, such other financial matters, and, in the case of the legal opinion such other legal matters, as such seller or such Holder (or the underwriters, if any) may reasonably request;

            (g) notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

            (h) otherwise use reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of
      Section 11(a) of the Securities Act, and will furnish to each such seller, upon request of such seller, prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any such supplement or amendment if such seller shall have delivered to the Company an opinion of counsel that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

            (i) provide and cause to be maintained a transfer agent for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

            (j) use reasonable efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which the Common Stock is then listed; and

            (k) refrain from making any sale or distribution of its equity securities, except pursuant to any employee stock option plan or other employee benefit plan and any preexisting agreement for the sale of such securities, for at least 90 days after the closing of the public offering pursuant to such registration.

            It shall be a condition precedent to the obligations of the Company to take any action with respect to registering a Holder's Registrable Securities pursuant to this Section 2.3 that such seller of Registrable Securities as to which any registration is being effected furnish the Company in writing such information regarding such seller, the Registrable Securities and other securities of the Company held by such seller, and the distribution of such securities as the Company may from time to time reasonably request in writing. If a Holder refuses to provide the Company with any of such information on the grounds that it is not necessary to include such information in the registration statement, the Company may exclude such Holder's Registrable Securities from the registration statement if the Company provides such Holder with an opinion of counsel to the effect that such information must be included in the registration statement and such Holder thereafter continues to withhold such information. The deletion of such Holder's Registrable Securities from a registration statement shall not affect the registration of the other Registrable Securities to be included in such registration statement.

            Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.3(g), such Holder will forthwith discontinue such Holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.3(g) and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

            2.4 Underwritten Offerings.

            (a) Requested Underwritten Offerings. If requested by the underwriters for any underwritten offering of Registrable Securities pursuant to a registration requested under Section 2.1 hereof, the Company will enter into an underwriting agreement with such underwriters for such offering, the portions of such agreement that relate to Holders of Registrable Securities being registered to be reasonably satisfactory in substance and form to each Holder of Registrable Securities being registered and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of this type, including, without limitation, indemnities substantially to the effect and to the extent provided in Section 2.6 hereof. Each such Holder of Registrable Securities will cooperate with the Company in the negotiation of the underwriting agreement and will give consideration to the reasonable requests of the Company regarding the form thereof, provided that nothing herein contained shall diminish the foregoing obligations of the Company. If requested by the underwriters of any underwritten offering pursuant to a registration under Section 2.1 hereof, each Holder of Registrable Securities agrees to enter into an agreement with such underwriters not to sell his or its shares of stock in the Company for a period of time (not to exceed 180 days) after the effectiveness of a registration statement equal to the period of time which the sellers of securities in such registration, by separate agreement with the underwriters, have agreed not to sell their shares after the effectiveness of such registration statement. The Holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement. Any such Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, such Holder's Registrable Securities and other securities of the Company, such Holder's intended method of distribution, and any representations, warranties or agreements required by law.

            (b) Incidental Underwritten Offerings. If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by Section 2.2 hereof and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any Holder of Registrable Securities as provided in Section
      2.2 hereof and subject to the provisions of Section 2.2(b) hereof, arrange for such underwriters to include all the Registrable Securities to be offered and sold by such Holder owning the securities to be distributed by such underwriters. In such event, the Holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters. Any such Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, such Holder's Registrable Securities or other securities of the Company, such Holder's intended method of distribution and any representations, warranties or agreements required by law.

            2.5 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the Holders of Registrable Securities registered under such registration statement, their underwriters, if any, and one counsel or firm of counsel and one accountant or firm of accountants representing all the Holders of Registrable Securities to be registered under such registration statement, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

            2.6 Indemnification.

            (a) Indemnification by the Company. In the event any Registrable Securities are included in a registration statement under this Section 2, to the extent permitted by law, the Company will, and hereby does, indemnify and hold harmless the seller of any Registrable Securities covered by such registration statement, its directors and officers, each other person who participates as an underwriter in the offering or sale of such securities and each other person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller or any such director or officer or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such seller and each such director, officer, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such seller expressly for use in the preparation thereof, and provided further that the Company shall not be liable to any person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of the Registrable Securities to such person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by such seller.

            (b) Indemnification by the Sellers. The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 2.3 hereof, that the Company shall have received an undertaking satisfactory to it from the prospective seller of such securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this
      Section 2.6) each underwriter, each person who controls such underwriter within the meaning of the Securities Act, the Company, each director of the Company, each officer of the Company and each other person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in strict conformity with written information furnished to the Company by such seller expressly for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided that such prospective seller shall not be liable to any person who participates as an underwriter in the offering or sale of Registrable Securities or any other person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of any underwriter, the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such seller. In no event shall the liability of any selling holder of Registrable Securities under this
      Section 2.6(b) be greater in amount than the dollar amount of the proceeds received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

            (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 2.6, as a condition to the obligations of the indemnifying party with respect thereto, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 2.6, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

            (d) Other Indemnification. Indemnification similar to that specified in the preceding subdivisions of this Section 2.6 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act.

            (e) Indemnification Payments. The indemnification required by this
      Section 2.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

            (f) Contribution. If the indemnification provided for in this
      Section 2.6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 2.6(c) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

            The Company and, as a condition to the registration of any of their Registrable Securities, the Holders agree that it would not be just and equitable if contribution pursuant to this Section 2.6(f) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 2.6(f), no underwriter shall be required to contribute any amount in excess of the amount by which the aggregate total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no selling Holder shall be required to contribute any amount in excess of the amount by which the aggregate total price at which the Registrable Securities of such selling Holder were offered to the public exceeds the amount of any damages which such selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            2.7 Reporting Requirements Under Exchange Act. When it is first legally required to do so, the Company shall register its Common Stock under
Section 12 of the Exchange Act (as hereinafter defined) and shall keep effective such registration and shall timely file such information, documents and reports as the Commission may require or prescribe under Section 13 of the Exchange Act. From and after the effective date of the first registration statement filed by the Company under the Securities Act, the Company shall (whether or not it shall then be required to do so) timely file such information, documents and reports which a corporation, partnership or other entity subject to Section 13 or 15(d) (whichever is applicable) of the Exchange Act is required to file.

            Immediately upon becoming subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act, the Company shall forthwith upon request furnish any Holder of Registrable Securities (i) a written statement by the Company that it has complied with such reporting requirements, (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents filed by the Company with the Commission as such Holder may reasonably request in availing itself of an exemption for the sale of Registrable Securities without registration under the Securities Act. The Company acknowledges and agrees that the purposes of the requirements contained in this Section 2.7 are (a) to enable any such Holder to comply with the current public information requirement contained in Paragraph (c) of Rule 144 should such Holder ever wish to dispose of any of the securities of the Company acquired by it without registration under the Securities Act in reliance upon Rule 144 (or any other similar exemptive provision) and (b) to qualify the Company for the use of registration statements on Form S-3. In addition, the Company shall take such other measures and file such other information, documents and reports, as shall hereafter be required by the Commission as a condition to the availability of Rule 144 under the Securities Act (or any similar exemptive provision hereafter in effect) and the use of Form S-3. The Company also covenants to use reasonable efforts, to the extent that it is reasonably within its power to do so, to qualify for the use of Form S-3.

            2.8 Stockholder Information. The Company may require each Holder of Registrable Securities as to which any registration is to be effected pursuant to this Section 2 to furnish the Company such information in writing with respect to such Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith.

            2.9 Forms. All references in this Agreement to particular forms of registration statements are intended to include, and shall be deemed to include, references to all successor forms which are intended to replace, or to apply to similar transactions as, the forms herein referenced.

            2.10 Transfer of Registration Rights. The registration rights granted to the Holders of Registrable Securities under this Section 2 may not be transferred without the prior written consent of the Company; provided that such registration rights may be transferred, in whole or in part, without such prior written consent in connection with the transfer of Registrable Securities to (i) an affiliate (defined as any person which directly or indirectly controls, is controlled by, or is under common control with such other person) of Takeda or
(ii) to an immediate or remote transferee of Takeda who after such transfer is the Holder of at least 50% of the number of Registrable Securities purchased by Takeda (appropriately adjusted for subdivisions and combinations of shares of Common Stock and dividends on Common Stock payable in shares of Common Stock subsequent to the date of this Agreement); provided, however, that only the rights held by Takeda in its capacity as a "Holder" hereunder, but not the priority registration rights expressly conferred on "Takeda," may be transferred pursuant to the preceding clause (ii).

            2.11 Notwithstanding any other provision of this Agreement, the obligations of the Company to effect Registrations on Request or Incidental Registrations pursuant to any provision of this Article 2 (whether pursuant to Section 2.1, Section 2.2 or otherwise) shall be subject to the limitation that, in any event, the Company shall have no obligation to effect a registration of Registrable Securities or include Registrable Securities in any registration in an amount in excess of the maximum number of shares of Common Stock of the Company that could then be sold by Takeda pursuant to Section 8.4(e) of the Alliance Agreement. In addition, the provisions of this Agreement shall not operate to allow Takeda or its Affiliates to sell any shares of Common Stock of the Company more frequently or in a greater amount than such shares could be sold pursuant to Section 8.4(e) of the Alliance Agreement.

            3. MISCELLANEOUS.

            3.1 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

            3.2 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

            3.3. Amendment. Except as expressly provided herein, this Agreement, or any provision hereof, may be amended, waived, discharged or terminated upon the written consent of the Company and the Holders holding at least fifty percent (50%) of the then outstanding Registrable Securities.

            3.4 Notices. All notices, reports, and audits with respect to this Agreement shall be made in writing and shall be deemed sufficiently given, effective upon receipt, when sent by certified mail, return receipt requested, or when actually delivered, if delivered by hand or by courier, and properly addressed to the party for whom it is intended as follows:

      If to Takeda:

            General Manager, Division of Americas
            Takeda Pharmaceutical Company Limited
            1-1, Doshomachi 4-chome, Chuo-ku, Osaka, 540-8645, Japan

with a copy to:

            General Manager, Legal Department
            Takeda Pharmaceutical Company Limited
            1-1, Doshomachi 4-chome, Chuo-Ku, Osaka, 540-8645, Japan

If to the Company:

            Chief Executive Officer
            BioNumerik Pharmaceuticals, Inc.
            8122 Datapoint Drive, Suite 1250
            San Antonio, TX 78229

            Each such notice or other communication shall for all purposes of this Agreement be treated as effective upon receipt, if delivered personally or by courier.

            3.5 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver or any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

            3.6 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

            3.7 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

            IN WITNESS WHEREOF, this Agreement has been executed by the undersigned parties effective upon the date first set forth above.

                                    BIONUMERIK PHARMACEUTICALS, INC.

                                    By: /s/ FREDERICK H. HAUSHEER
                                        ________________________________________
                                    Name:  FREDERICK H. HAUSHEER
                                    Title: Chairman and Chief Executive Officer

                                    TAKEDA PHARMACEUTICALS COMPANY LIMITED

                                    By:  /s/ SABURO HAMANAKA
                                        ________________________________________
                                    Name:  Saburo Hamanaka
                                    Title: Corporate Officer
                                           General Manager, Division of Americas